Specimen of Common Stock Certificate
NUMBER                                                                    SHARES
------                                                                    ------

                       TITAN MOTORCYCLE COMPANY OF AMERICA
               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

PAR VALUE $0.001                                           CUSIP NO. 888307 10 5
COMMON STOCK

THIS CERTIFIES THAT

is the owner of

       FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE
                               OF $0.001 EACH OF

                       TITAN MOTORCYCLE COMPANY OF AMERICA

  transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the
                                   Registrar.
   Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

                                    DATED

                                    Countersigned and Registered:

                                                        I DATA INC.
                                              (Dallas, Texas) Transferable Agent

       PRESIDENT
                                    By
                                                Successor Transfer Agent
                                             Signature  Stock  Transfer  Inc.
                                                     Authorized Signature

       SECRETARY                           [Corporate Seal]

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